SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

HAVERTY FURNITURE COMPANIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSALS 1 AND 2 — ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
STOCKHOLDER RETURN PERFORMANCE GRAPH
INDEPENDENT AUDITORS
HOUSEHOLDING INFORMATION
AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS
PROPOSALS OF STOCKHOLDERS
OTHER MATTERS

HAVERTY FURNITURE COMPANIES, INC.
780 Johnson Ferry Road
Suite 800
Atlanta, Georgia 30342

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 7, 2002

TO THE STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of Stockholders of Haverty Furniture Companies, Inc., a Maryland corporation (the “Company”) will be held at 10:00 a.m., on Tuesday, May 7, 2002, at the Harbor Court Hotel, 550 Light Street, Baltimore, Maryland 21202, for the following purposes:

•	To elect thirteen Directors for terms of one year and until their successors are elected and qualified, four of whom shall be elected by holders of Common Stock and nine of whom shall be elected by holders of Class A Common Stock.

•	To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

     The Board of Directors has fixed the close of business on March 13, 2002, as the record date for the meeting. This means that stockholders at the close of business on that date are entitled to receive this notice of the meeting, and vote at the meeting.

By order of the Board of Directors

Jenny Hill Parker Vice President, Secretary and Treasurer

Atlanta, Georgia
March 29, 2002

WE URGE EACH STOCKHOLDER TO PROMPTLY SIGN AND RETURN
THE ENCLOSED PROXY CARD.

HAVERTY FURNITURE COMPANIES, INC.
780 Johnson Ferry Road
Suite 800
Atlanta, Georgia 30342

Annual Meeting of Stockholders

PROXY STATEMENT

     Our Board of Directors is furnishing you this Proxy Statement to solicit proxies on its behalf at the 2002 Annual Meeting of Stockholders of Haverty Furniture Companies, Inc., (the “Company”). The Meeting will be held on May 7, 2002, at the Harbor Court Hotel, 550 Light Street, Baltimore, Maryland 21202, beginning promptly at 10:00 a.m. local time. We anticipate that this Proxy Statement and the accompanying proxy will first be mailed to our stockholders on or about March 29, 2002.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Q:	Why am I receiving this Proxy Statement and proxy card?

A:	You are receiving a Proxy Statement and proxy card from us because you own shares of our stock. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

Q:	What am I voting on?

A:	You will be voting on the election of the directors.

Q:	Why are there two groups of Directors?

A:	The owners of Common Stock and Class A Common Stock vote as separate classes in the election of directors. The owners of Common Stock are entitled to elect 25% of the members of the Board of Directors, or the nearest higher whole number that is at least 25% of the total number of directors standing for election. The owners of Class A Common Stock are entitled to elect 75% of the members of the Board of Directors, or the remaining number of directors standing for election.

Q:	Who is entitled to vote?

A:	You may vote if you owned stock as of the close of business on March 13, 2002. With respect to all stockholder matters, owners of Common Stock are entitled to one vote for each share held. The owners of Class A Common Stock are entitled to ten votes for each share held except for the election of directors, which owners are entitled to one vote for each share held. As of March 13, 2002, we had 16,880,062 shares of the Company’s $1.00 par value of Common Stock and 4,652,232 shares of the Company’s $1.00 par value of Class A Stock outstanding.

Q:	What is the difference between a stockholder “of Record” and a stockholder who holds stock in “Street Name”?

A:	If your shares are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in street name.

Q:	How do I vote before the meeting?

A:	You do this by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you hold your shares in street name, you may have options to vote by telephone or the internet in addition to mail depending on the bank’s or broker’s voting processes. Please follow the directions on your proxy card carefully.

Q:	Can I vote at the meeting?

A:	You may vote your shares at the meeting if you attend in person. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy.

Q:	Can I change my mind after I vote?

A:	You may change your vote at any time before the polls close at the meeting. You may do this by either signing another proxy with a later date and returning it to us prior to the meeting or voting again at the meeting.

Q:	What is a proxy?

A:	It is your legal designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you sign the proxy card, you appoint Dennis L. Fink and Jenny H. Parker as your representatives at the meeting.

Q:	How will the proxies vote on any other business brought up at the meeting?

A:	By submitting your proxy card, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the Annual Meeting. The Company does not know of any other business to be considered at the Annual Meeting.

The proxies’ authority to vote according to their judgment applies only to shares you own as the stockholder of record.

Q:	What if I return my proxy card but do not provide voting instructions?

A:	Proxies that are signed and returned but do not contain instructions will be voted “For” each of the matters set forth in the Notice accompanying this Proxy Statement.

Q:	What does it mean if I receive more than one proxy card?

A:	It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is SunTrust Bank, which may be reached at 1-800-568-3476.

Q:	Will my shares be voted if I do not provide my proxy?

A:	Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms have the authority under the New York Stock Exchange rules to vote customers’ unvoted shares, which are referred to as “broker non-votes,” on certain “routine” matters, including the election of directors. Shares represented by broker non-votes are counted for purposes of establishing a quorum. At our meeting, shares represented by broker non-votes will be counted as voted by the brokerage firm in the election of directors, but will not be counted for all other matters to be voted on because these other matters are not considered “routine” under the applicable rules. If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

Q:	How are the Company’s shares in the Havertys 401(k) Savings Plan and Retirement Plan and Trust voted?

A:	The Trustees of the Plans vote the shares in accordance with instructions from the Company’s Compensation and Employee Benefits Committee of the Board of Directors.

Q:	How many votes must be present to hold the meeting?

A:	Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy. In order for us to conduct our meeting, a majority of our outstanding shares of the combined classes of common stock as of March 13, 2002, must be present in person or by proxy at the meeting. This is referred to as a quorum.

Q:	How many votes are needed to elect Directors?

A:	The nominees receiving the highest number of “For” votes will be elected as directors. This number is called a plurality. Shares not voted, whether by broker non-vote (which is described above), or otherwise, will have no impact on the election of directors. Unless a properly executed proxy card is marked “Withhold Authority,” the proxy given will be voted “For” the nominees for director.

Q:	Can my shares be voted on matters other than those described in this Proxy Statement?

A:	Yes. The Company has not received proper notice of, and is not aware of, any business to be transacted at the meeting other than as indicated in this Proxy Statement. If any other item or proposal properly comes before the meeting, the proposal will be voted upon in accordance with the discretion of the appointed proxies.

Q:	Are votes confidential?

A:	We will continue our long-standing practice of holding the votes of all stockholders in confidence except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company, (b) in case of a contested proxy solicitation, (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his/her vote to management, or (d) to allow the independent inspectors of election to certify the results of the vote.

Q:	How is this proxy solicitation being conducted?

A:	The Company bears all costs of this solicitation and distribution of proxy materials. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     The following information is provided with respect to all persons known to the Company to be the beneficial owners of more than five percent (5%) of the Company’s Common Stock and/or Class A Common Stock as of February 28, 2002. Unless otherwise indicated, the person or entity shown possesses sole voting and investment powers with respect to the amounts shown.

		Class A
	Common Stock	Common Stock
	Beneficially	Beneficially
	Owned and	Owned and
Name and Address of	Percent	Percent
Beneficial Owner	of Class	of Class

Rawson Haverty, Sr.	*	1,168,874 (a)
780 Johnson Ferry Road, Suite 800		25.10%
Atlanta, Georgia 30342

Clarence H. Ridley	*	486,366 (b)
780 Johnson Ferry Road, Suite 800		10.44%
Atlanta, Georgia 30342

Mrs. Betty Haverty Smith	*	455,978 (c)
158 West Wesley Road, N.W		9.61%
Atlanta, Georgia 30305

Frank S. McGaughey, Jr., and Ridge Partners, L.P.	*	408,510 (d)
3180 Lemons Ridge		8.61%
Atlanta, Georgia 30339

Bank of America Corporation	*	259,588 (e)
NationsBank Corporate Center		5.57%
100 N. Tryon Street
Charlotte, North Carolina 28255

Dimensional Fund Advisors, Inc.	955,500 (f)	*
1299 Ocean Avenue - 11th Floor	5.68%
Santa Monica, California 90401

Franklin Resources, Inc.	920,000 (g)	*
One Franklin Parkway	5.47%
San Mateo, California 94403

T. Rowe Price Associates, Inc.	1,346,900 (h)	*
100 E. Pratt Street	8.01%
Baltimore, Maryland 21202

*	Less than 5% of outstanding shares of class.

(a)	Of this amount, Mr. Haverty has shared voting and investment power with respect to 440,638 shares.

(b)	Of this amount, Mr. Ridley has sole investment and voting power with respect to 396,076 shares, shared voting and investment power with respect to 1,860 shares, and has sole voting power with respect to 88,430 shares.

(c)	The shares shown were reported to be held as of 9/13/99 by Mrs. Smith in a Schedule 13D filed with the Securities and Exchange Commission. Of this amount Ms. Smith has shared voting and investment power with respect to 14,720 shares.

(d)	The shares shown were reported to be held as of 12/31/99 by Frank S. McGaughey, Jr., and Ridge Partners, L.P. (“Ridge Partners”) in a Schedule 13G filed with the Securities and Exchange Commission. Mr. McGaughey is the general partner of Ridge Partners and disclaims beneficial ownership of the shares beneficially owned by Ridge Partners, except to the extent of his partnership interest.

(e)	The shares shown were reported to be held beneficially as of 12/31/01 by Bank of America Corporation in a Schedule 13G filed with the Securities and Exchange Commission. The amount shown includes 253,574 shares for which Mr. Haverty has shared voting and investment power. Accordingly, these shares are also included in Mr. Haverty’s beneficial ownership.

(f)	The shares shown were reported to be held beneficially as of 12/31/01 by Dimensional Fund Advisors, Inc. in a Schedule 13G filed with the Securities and Exchange Commission. Dimensional Fund Advisors, Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the shares shown in this schedule that are owned by the Funds. All securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(g)	The shares shown were reported to be beneficially held as of 12/31/01 by Franklin Resources, Inc. in a Schedule 13G filed with the Securities and Exchange Commission. The shares are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries (the “Adviser Subsidiaries”) of Franklin Resources, Inc. (“FRI”). Such advisory contracts grant to such Adviser Subsidiaries all investment and/or voting power over the securities owned by such advisory clients. Therefore, such Adviser Subsidiaries may be deemed to be the beneficial owner of the securities.

Charles B. Johnson and Rupert H. Johnson, Jr. (the “Principal Shareholders”) each own in excess of 10% of the outstanding Common Stock of FRI and are the principal shareholders of FRI. FRI and the Principal Shareholders may be deemed to be the beneficial owner of securities held by persons and entities advised by FRI subsidiaries. FRI, the Principal Shareholders and each of the Adviser Subsidiaries disclaim any economic interest or beneficial ownership in any of these securities.

(h)	The shares shown were reported to be beneficially held as of 12/31/01 by T. Rowe Price Associates, Inc. in a Schedule 13G filed with the Securities and Exchange Commission. The shares are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment advisor with power to direct investments and/or sole power to vote the shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares.

     The following information is provided with respect to the number of shares of the Company’s Common Stock and/or Class A Common Stock beneficially owned as of February 28, 2002, by (i) a director not standing for reelection, (ii) an executive officer who is not a director or nominee and is named in the Summary Compensation Table and (iii) all executive officers and directors as a group. Unless otherwise indicated, the person or entity shown possesses sole voting and investment powers with respect to the amounts shown.

		Class A
	Common Stock	Common Stock
	Beneficially	Beneficially
	Owned and	Owned and
Name or Number of	Percent	Percent
Persons in Group	of Class	of Class

Robert R. Woodson	96,636 (a)	18,000
	*	*

Dennis L. Fink	176,816 (b)	—
	1.05%

18 Executive Officers and Directors as a Group	1,809,753 (c)	2,008,380 (d)
	10.76%	43.12%

*	Less than 1% of outstanding shares of class.

(a)	This amount includes unexercised options to purchase 30,000 shares.

(b)	This amount includes unexercised options to purchase 83,830 shares which are presently exercisable or which will become exercisable on or before April 30, 2002.

(c)	Of this amount, the persons included in this group have shared voting and investment power with respect to 166,554 shares. This amount also includes 692,569 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 2002.

(d)	Of this amount, the persons included in this group have shared voting and investment power with respect to 452,838 shares and sole voting power with respect to 88,430 shares.

PROPOSALS 1 AND 2 – ELECTION OF DIRECTORS

     The Company’s Articles of Incorporation, as amended, provide for the Board of Directors to be elected annually, with stockholders of each of the two classes of common stock voting separately by class. The holders of Common Stock of the Company are entitled to elect 25% of the members of the Board of Directors, or the nearest higher whole number that is at least 25% of the total number of directors standing for election; and the holders of Class A Common Stock of the Company are entitled to elect 75% of the members of the Board of Directors, or the remaining number of directors standing for election.

     The Board of Directors has nominated thirteen persons for election as directors at the 2002 Annual Meeting of Stockholders, four of whom will be elected by the holders of Common Stock and nine of whom will be elected by the holders of Class A Common Stock.

     Unless otherwise instructed, it is intended that proxies will be voted FOR the election of the thirteen nominees named below. A plurality of all votes cast at the meeting by the holders of Class A Common Stock is sufficient for the election of the nine nominees standing for election by the holders of that class. A plurality of all votes cast at the meeting by the holders of Common Stock is sufficient for the election of the four nominees standing for election by the holders of that class.

     Based on information supplied by them, set forth below is certain information concerning the nominees for election by holders of Class A Common Stock and the nominees for election by holders of Common Stock. Unless otherwise indicated, the amounts shown represent the number of shares over which the person has sole voting and investment powers as of February 28, 2002. Ownership which is less than 1% of the total outstanding class is designated with an asterisk (*).

Nominees for Election by Holders of Class A Common Stock

			Security Ownership
			and Percent of Class

					Class A
Name and Year			Common		Common
First Became a Director	Age	Principal Occupation	Stock		Stock

Rawson Haverty, Sr. (a)	81	Chairman Emeritus of Company	354,227	(b)	1,168,874 (c)
1947		since January 2001; Chairman of the Board (1984-2000); President (1955-1984) and Chief Executive Officer (1955-1990)	2.11%		25.10%

Clarence H. Ridley (d)	59	Chairman of the Board of	52,511	(e)	486,366 (f)
1979		Company since January 2001; Partner of King & Spalding, Attorneys (1977-2000)	*		10.44%

Fred J. Bates	66	Regional Manager and	144,267	(g)	79,646
1981		General Manager of Company’s Dallas, Texas, operations since 1979	*		1.71%

			Security Ownership
			and Percent of Class

					Class A
Name and Year			Common		Common
First Became a Director	Age	Principal Occupation	Stock		Stock

John E. Slater, Jr.	67	President and Chief	206,659	(h)	7,416 (i)
1983		Executive Officer of Company since 1994; Executive Vice President (1993-1994) and Chief Operating Officer (1992-1994)	1.23%		*

Clarence H. Smith (j)	51	Chief Operating Officer of	100,706	(k)	76,580 (l)
1989		Company since May 2000; Senior Vice President and General Manager, Stores, (1996-2000); Vice President, Operations and Development (1994-1996)	*		1.64%

Rawson Haverty, Jr. (m)	45	Senior Vice President, Real	68,800	(n)	161,674 (o)
1992		Estate and Development of Company since 1998; Vice President, Real Estate and Insurance Divisions (1992-1998)	*		3.47%

Frank S. McGaughey, III	53	Partner of Powell,	54,408	(p)	—
1995		Goldstein, Frazer & Murphy, Attorneys, since 1980	*

M. Tony Wilkerson	56	Senior Vice President,	156,756	(q)	630 (r)
1999		Marketing of Company since 1994	*		*

Vicki R. Palmer (s)	48	Senior Vice President,	607		—
2001		Treasurer and Special Assistant to the CEO, Coca-Cola Enterprises Inc. December 1999; Vice President and Treasurer (1993-1999)	*		*

(a)	Rawson Haverty, Sr., is the father of Rawson Haverty, Jr., and uncle of Clarence H. Ridley and Clarence H. Smith.

(b)	Of this amount, Mr. Haverty has shared voting and investment power with respect to 96,892 shares. This amount also includes unexercised options to purchase 70,000 shares.

(c)	Of this amount, Mr. Haverty has shared voting and investment power with respect to 440,638 shares.

(d)	Mr. Ridley is the nephew of Rawson Haverty, Sr., and first cousin of Clarence H. Smith and Rawson Haverty, Jr.

(e)	Of this amount, Mr. Ridley has shared voting and investment power with respect to 1,860 shares. This amount also includes 30,250 shares that may be acquired upon the exercise of options that are presently exercisable or that will become exercisable on or before April 30, 2002.

(f)	Of this amount, Mr. Ridley has shared voting and investment power with respect to 1,860 shares and sole voting power with respect to 88,430 shares.

(g)	This amount includes unexercised options to purchase 12,000 shares.

(h)	Of this amount, Mr. Slater has shared voting and investment power with respect to 50,802 shares. This amount includes unexercised options to purchase 80,000 shares.

(i)	Of this amount, Mr. Slater has shared voting and investment power with respect to 300 shares.

(j)	Clarence H. Smith is the nephew of Rawson Haverty, Sr., and first cousin of Clarence H. Ridley and Rawson Haverty, Jr.

(k)	Of this amount, Mr. Smith has shared voting and investment power with respect to 5,500 shares. This amount also includes 35,500 shares that may be acquired upon the exercise of options that are presently exercisable or that will become exercisable on or before April 30, 2002.

(l)	Of this amount, Mr. Smith has shared voting and investment power with respect to 1,450 shares.

(m)	Rawson Haverty, Jr. is the son of Rawson Haverty, Sr. and first cousin of Clarence H. Ridley and Clarence H. Smith.

(n)	Of this amount, Mr. Haverty has shared voting and investment power with respect to 1,500 shares. This amount also includes 65,000 shares that may be acquired upon the exercise of options that are presently exercisable or that will become exercisable on or before April 30, 2002.

(o)	Of this amount, Mr. Haverty has shared voting and investment power with respect to 7,150 shares.

(p)	Of this amount, Mr. McGaughey has shared voting and investment power with respect to 10,000 shares. This amount also includes unexercised options to purchase 30,000 shares.

(q)	This amount includes 59,049 shares that may be acquired upon the exercise of options that are presently exercisable or that will become exercisable on or before April 30, 2002.

(r)	Of this amount, Mr. Wilkerson has shared voting and investment power with respect to 240 shares.

(s)	Ms. Palmer is a director of Spelman College, Rhodes College, and First Tennessee National Corporation.

Nominees for Election by Holders of Common Stock

			Security Ownership
			and Percent of Class

				Class A
Name and Year			Common	Common
First Became a Director	Age	Principal Occupation	Stock	Stock

L. Phillip Humann (a)	56	Chairman of the Board,	78,231(b)	—
1992		President, and Chief Executive Officer, SunTrust Banks, Inc. since 1998; President since 1991	*

John T. Glover (c)	55	Vice Chairman of the Board of	48,078(d)	—
1996		Post Properties, Inc. since March 2000; President (1984-2000)	*

Mylle B. Mangum (e)	53	Chief Executive Officer, MMS	20,490(f)	—
1999		Incentives since 1999; Senior Vice President, Expense Management and Strategic Planning, CWT Holdings, Inc. (1997-1999); Executive Vice President, Strategic Management, member of Board of Directors and Executive Committee, Holiday Inn Worldwide (1992-1997)	*

Fred L. Schuermann	56	Retired; President and CEO,	607	—
2001		Ladd Furniture, Inc. (1996-April, 2001); Chairman, 1998 until its acquisition by La-Z-Boy in January 2000	*

(a)	Mr. Humann is a director of Coca-Cola Enterprises Inc., Equifax, Inc., and Sun Trust Banks, Inc.

(b)	This amount includes unexercised options to purchase 30,000 shares.

(c)	Mr. Glover is a director of Post Properties, Inc.

(d)	This amount includes unexercised options to purchase 30,000 shares.

(e)	Ms. Mangum is a director of Scientific Atlanta, Inc., and Payless Shoe Source.

(f)	This amount includes unexercised options to purchase 18,000 shares.

Board Committees and Attendance

     The Board has an Executive Committee which exercises all the powers of the Board of Directors in the management of the current and ordinary business of the Company during the intervals between the meetings of the Board of Directors as conferred by the Company’s By-Laws and as governed by law. The Executive Committee is composed of Rawson Haverty, Sr., Clarence H. Ridley, John E. Slater, Jr., L. Phillip Humann and Mylle B. Mangum. The Executive Committee held four meetings during fiscal 2001.

     The Board put into place a Compensation and Employee Benefits Committee (the “Compensation Committee”) during 2001, the duties of which include determining the salary and bonus arrangements for certain personnel, including the executive officers. Prior to the formation of this Committee, these duties were performed by the Executive Committee. See “Report of the Compensation and Employee Benefits Committee on Executive Compensation.” The Compensation Committee also performs those functions previously handled by the Board’s Employee Benefits and Stock Option Committee. These functions include the administration of the Company’s Qualified and Non-Qualified Stock Option Plans and the Employee Stock Purchase Plan. The Compensation Committee also serves as Administrator for all formal employee benefit plans of the Company and oversees and gives guidance for all other employee benefit programs and policies of the Company. Present members of the Compensation Committee are Frank S. McGaughey, III, L. Phillip Humann, and Mylle B. Mangum.

     The Board has an Audit Committee composed of independent directors for which information regarding the functions performed by the Committee, its membership, and the number of meetings held during the fiscal year, is set forth in the “Report of the Audit Committee,” included in this annual proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors and each member of the Audit Committee is “independent” as defined under the listing standards of the New York Stock Exchange. A copy of this charter is included in Appendix A.

     The Board has no standing nominating or other standing committee performing similar functions.

     The Board of Directors held a total of four meetings and acted two times by unanimous written consent during fiscal 2001. Each incumbent director, except John T. Glover, attended at least 75% of the aggregate of all meetings held by the Board of Directors and by committees of the Board on which the director served during the director’s period of service.

Report of the Audit Committee

     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors’ independence.

     The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held two meetings during fiscal 2001.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

John T. Glover, Audit Committee Chair
Robert R. Woodson, Audit Committee Member
Frank S. McGaughey, III, Audit Committee Member

March 22, 2002

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, certain officers and persons who own more than 10% of the outstanding Class A Common Stock or Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Class A Common Stock or Common Stock of the Company held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required during the fiscal year ended December 31, 2001, the Company’s officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them.

EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company’s Chief Executive Officer and each of the four other most highly compensated officers of the Company (determined as of the end of the last fiscal year) (hereinafter referred to as the “Named Executive Officers”) for the fiscal years ended December 31, 2001, 2000 and 1999.

SUMMARY COMPENSATION TABLE

					Long Term
					Compensation

		Annual Compensation			Awards

				Other	Securities	All
				Annual	Underlying	Other
Name and		Salary	Bonus	Compensation	Options	Compensation
Principal Position	Year	($)	($)(a)	($)(b)	(#)	($)(c)

Clarence H. Ridley	2001	265,000	210,000	3,000	75,000	2,075
Chairman of the Board since January 2001

John E. Slater, Jr.	2001	350,000	310,000	3,000	35,000	2,725
President and Chief	2000	350,000	420,000	3,000	20,000	2,611
Executive Officer	1999	325,000	375,000	3,000	25,000	2,600

Clarence H. Smith	2001	260,000	210,000	3,000	30,000	2,680
Chief Operating Officer	2000	220,000	235,000	3,000	20,000	2,611
	1999	200,000	200,000	3,000	25,000	2,600

Dennis L. Fink	2001	260,000	210,000	—	25,000	2,529
Executive Vice President	2000	260,000	275,000	—	20,000	2,611
and Chief Financial	1999	240,000	260,000	—	25,000	2,600
Officer

M. Tony Wilkerson	2001	220,000	172,000	3,000	20,000	2,725
Senior Vice President,	2000	220,000	215,000	3,000	16,000	2,611
Marketing	1999	200,000	200,000	3,000	20,000	2,600

(a)	The amount shown represents the total bonus awarded to the Named Executive Officer including any portion deferred under the Havertys Top Hat Mutual Fund Option Plan (see Mutual Fund Option Plan).

(b)	The amounts shown represent the annual retainer fees paid to those Named Executive Officers who are also directors for their services on the Company’s Board of Directors. One-half of the amount shown must be paid in shares of the Company’s Common Stock and at the election of the director, the remaining half may be paid in cash or shares as provided by the Directors’ Compensation Plan adopted by the Board of Directors and approved by stockholders in 1996.

(c)	The amounts shown represent Company contributions to the account of the Named Executive Officer pursuant to the Company’s 401(k) Plan.

Stock Option Plans

     The following table provides certain information concerning individual grants of stock options made under the Company’s 1998 Stock Option Plan during the fiscal year ended December 31, 2001, to each of the Named Executive Officers:

Option Grants in Last Fiscal Year

					Alternative
					Grant Date
	Individual Grants				Value (b)

		% of Total			Grant Date
	Number of	Options			Present Value
	Securities	Granted to			(Using Black-
	Underlying	Employees	Exercise or		Scholes Option
	Options	in Fiscal	Base Price	Expiration	Pricing Model)
Name	Granted (#) (a)	Year	($ Per Share)	Date	($)

Clarence H. Ridley	25,000	3.41%	10.8125	01-18-2011	133,000
	50,000	6.81%	15.94	12-20-2011	323,500

John E. Slater, Jr.	35,000	4.77%	15.94	12-20-2011	226,500

Clarence H. Smith	30,000	4.09%	15.94	12-20-2011	194,100

Dennis L. Fink	25,000	3.41%	15.94	12-20-2011	161,800

M. Tony Wilkerson	20,000	2.72%	15.94	12-20-2011	129,400

(a)	Options granted on January 18, 2001 vest in annual increments of 25% beginning April 30, 2002. Options granted on December 20, 2001 vest in annual increments of 25% beginning April 30, 2003 except for those issued to Mr. Slater which are vested 100% due to the acceleration of vesting for optionees reaching age 65.

(b)	These amounts are the result of calculations based upon the Black-Scholes pricing model. Actual gains, if any, on stock option exercises are dependent on future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected in this column will be achieved or if achieved, will exist at the time of any option exercise.

     Assumptions Used for Black-Scholes Model:

Risk-Free Rate (i):	5.0%	Contractual Term (Years):	10
Volatility (ii):	39.3%	Expected Life (Years):	6
Dividend Yield:	1.3%

(i)	Based on US Stripped Treasury Securities with similar maturities to the expected life of the option term.

(ii)	Based on 438 consecutive beginning-of-week stock prices.

The exercise price of each grant is equal to the market price on the Grant Date. The Black-Scholes option values for those grants made on January 18, 2001 and December 20, 2001 are $5.32 and $6.47 per share, respectively.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-end Option Values

     The following table provides certain information concerning the exercise of stock options during the fiscal year ended December 31, 2001, by the Named Executive Officers and the fiscal year end value of unexercised options held by such persons under the Company’s 1993 Non-Qualified Stock Option Plan and 1998 Stock Option Plan:

	Options Exercised in 2001		All Outstanding Options

			Number of Securities
	Shares	Value	Underlying Unexercised		Value of Unexercised
	Acquired on	Realized	Options at Fiscal		In-the-Money Options at
Name	Exercise (#)	($) (a)	Year End (#)		Fiscal Year End ($) (a)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Clarence H. Ridley	6,000	49,590	24,000	75,000	151,575	173,938

John E. Slater, Jr.	70,000	603,634	100,000	—	315,225	—

Clarence H. Smith	—	—	56,500	62,500	408,011	150,238

Dennis L. Fink	30,000	134,250	77,500	62,500	615,123	179,313

M. Tony Wilkerson	15,000	91,575	54,000	46,000	401,324	117,750

(a)	Values are calculated by subtracting the exercise price from the market price of the stock as of the exercise date or year-end, as appropriate.

Retirement Plan

     The Company maintains a tax-qualified, non-contributory defined benefit retirement plan (the “Retirement Plan”). All employees of the Company are eligible to participate upon completion of one year of service and reaching age 21. Officers are eligible to participate in the Retirement Plan, but directors are not eligible unless they are also full-time employees. Annual contributions to the Retirement Plan are made in amounts determined by the Retirement Plan’s actuaries to be sufficient to fund the benefits to be paid and to meet regulatory requirements.

     The Retirement Plan provides for the payment of fixed monthly benefits upon an employee’s normal retirement at age 65. Benefits may also be paid upon early retirement as provided in the Retirement Plan. Benefits upon retirement are based upon years of service (up to a maximum of 40 years for calculating such benefits) and final average earnings. “Final average earnings” means the average annual earnings for the five consecutive years in which a participant had the highest earnings during the last ten years of employment. Compensation for purposes of computing annual benefits under the Retirement Plan includes basic salary, wages, overtime pay, bonuses, commissions, amounts contributed to the 401(k) plan by the employee and other direct compensation included in the IRS Form W-2.

     The table below illustrates the estimated annual benefits payable upon retirement under the Retirement Plan to persons in specified years of service and compensation categories. The benefits shown are straight-life annuities and are based upon an assumed retirement during 2001. The compensation amounts shown are compensation in the final year of employment. For purposes of determining final average earnings, a 5% per year increase in earnings was used for prior years.

	Years of Service

2001								40 or
Compensation	15	20	25	30		35		More

$ 50,000	$4,710	$6,280	$7,850	$9,420		$10,990		$12,560
100,000	12,211	16,281	20,351	24,421		28,492		32,562
150,000	19,712	26,282	32,853	39,423		45,994		52,564
200,000*	27,212	36,283	45,354	54,425		63,496		72,566
250,000*	34,713	46,284	57,855	69,426		80,997		92,569
300,000*	42,214	56,285	70,357	84,428		98,499		112,571
350,000*	49,715	66,286	82,858	99,430		116,001		132,573
400,000*	57,216	76,288	95,359	114,431		133,503		152,575	*
450,000*	64,716	86,289	107,861	129,433		151,005	*	172,577	*
500,000*	72,217	96,290	120,362	144,435	*	168,507	*	192,579	*
550,000*	79,718	106,291	132,863	159,436	*	186,009	*	212,582	*

*	Under existing federal laws, earnings used to calculate benefits under the Retirement Plan may not exceed $170,000 for 2001, and $200,000 for 2002. Also, annual benefits under the Retirement Plan may not exceed $140,000 for 2001, and $160,000 for 2002 regardless of the benefit amount otherwise produced by the Retirement Plan formula. These limits are subject to future adjustments for cost of living increases. Annual benefits in the above table do not reflect either of these limits, and are in addition to any amounts payable from Social Security.

     The years of service accrued to the Named Executive Officers are as follows:

Years of Service
Accrued
Employee	As of 12/31/01

Clarence H. Ridley	1
John E. Slater, Jr.	45
Clarence H. Smith	28
Dennis L. Fink	9
M. Tony Wilkerson	25

Supplemental Executive Retirement Plan

     On November 3, 1995, the Board of Directors adopted a non-qualified Supplemental Executive Retirement Plan (the “Plan”), effective January 1, 1996, for the benefit of those employees whose retirement benefits would otherwise be reduced by the limitation imposed by federal pension law and I.R.S. regulations on the amount of compensation that may be taken into account in computing benefits under a defined benefit retirement plan. Federal pension law and I.R.S. regulations currently prohibit providing benefits on annual compensation above $170,000 for 2001, and $200,000 for 2002. Under the provisions of the 1996 Supplemental Plan, participation in the Plan will be automatic for any employee who has pay that cannot be included in computing benefits under the Company’s defined benefit Retirement Plan because it exceeds the I.R.S. limit; however, the total amount of annual retirement benefits that may be paid to an eligible participant in the Plan from all sources (Retirement Plan, Social Security and the 1996 Supplemental Plan) may not exceed $125,000. [See “Retirement Plan” (p. 17) for information on the amount of benefits which the Named Executive Officers are eligible to receive upon retirement.]

Mutual Fund Option Plan

     On January 15, 1999, the Board of Directors adopted the Havertys Top Hat Mutual Fund Option Plan (“the Plan”). The Plan covers certain executives and employees as designated by the Executive Committee of the Board of Directors. The Plan is designed to accumulate retirement funds for selected employees, including the executive officers. The Plan allows participants to defer up to 100% of their bonus compensation in exchange for an option to buy selected mutual funds at a discount equal to the bonus he or she would have otherwise received. The Plan required participants to defer 100% of their 1998 awarded bonus compensation and subsequent bonuses are deferrable, all or in part, by advance election by covered employees. The Plan is administered by the Company.

Agreements with Executives Regarding Change in Control

     On February 7, 1997, and February 23, 2001, the Board of Directors approved agreements (the “Agreement” or “Agreements”) between the Company and certain executive officers of the Company, including each of the Named Executive Officers. These Agreements provide for certain cash payments and continuation of benefits in the event of a Change in Control or Potential Change in Control of the Company, as defined in the Agreement. Generally, a “Change in Control” shall be deemed to have occurred if (i) any person becomes a beneficial owner of 20% or more of the combined voting power of the Company’s outstanding securities (other than Rawson Haverty, Mrs. Betty Haverty Smith, Clarence H. Ridley, John Rhodes Haverty, M.D., and Frank S. McGaughey, Jr., and their spouses, lineal descendants, heirs, administrators or representatives), or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director approved by two-thirds of the directors then in office cease for any reason to constitute a majority of the Board of Directors, or (iii) the stockholders of the Company approve a merger or statutory share exchange with any other corporation (other than a transaction which results in the Company’s outstanding voting securities prior thereto continuing to represent at least 75% of the combined voting power of the Company’s outstanding securities, or a transaction in which no person acquires more than 50% of the combined voting power of the Company’s outstanding securities), or (iv) the stockholders of the Company approve a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of the Company’s assets. Messrs. Clarence H. Ridley, John E. Slater, Jr., Clarence H. Smith, Dennis L. Fink and M. Tony Wilkerson have entered into agreements providing for the following:

     Upon termination of the Executive’s employment following a Change in Control and during the term of the Agreement, unless termination is for cause, by reason of death, disability or retirement, or by the Executive without “Good Reason” as defined in the Agreement, or if termination occurs prior to a Change in Control but following a Potential Change in Control in which the Company has entered into an agreement, the consummation of which will constitute a Change in Control, the Company will:

(a)	pay to the Executive a lump severance payment in cash equal to the sum of (1) the higher of two times the Executive’s annual base salary in effect immediately prior to the event upon which the notice of termination is based or two times the average of the Executive’s annual base salary for the three years immediately prior to the event upon which the notice of termination is based, and (2) the higher of two times the amount paid to the Executive as an annual discretionary bonus in the year preceding the year in which the date of termination occurs or two times the average amount paid in the three years preceding that in which the date of termination occurs;

(b)	pay to the Executive a lump sum amount in cash equal to the sum of any annual discretionary bonus which has been allocated or awarded to the Executive for a complete fiscal year preceding the date of termination but has not yet been paid and a pro rata portion of an annual discretionary bonus for the fiscal year in which the date of termination occurs (based upon the discretionary bonus paid or awarded in the most recently completed fiscal year);

(c)	at the option of the Executive, repurchase of all options held by the Executive for a lump sum amount in cash equal to the product of the spread (the value of one share of stock less the per share exercise price) times the number of shares covered by each option. The value of the stock for purposes of determining the spread shall be the higher of the current market value per share or the highest per share price paid for shares within the six months preceding or after any Change in Control;

(d)	for 24 months after the date of termination, arrange to provide the Executive with life, disability, accident and health insurance benefits substantially similar to those which the Executive is receiving immediately prior to the notice of termination.

     In addition, following a Change in Control and during the term of the Agreement, during any period that the Executive fails to perform full-time duties as a result of incapacity due to physical or mental illness, the Company will pay the Executive’s full salary together with all compensation and benefits payable to the Executive until the Executive’s employment is terminated by the Company for disability. If the Executive’s employment is terminated for any reason following a Change in Control and during the term of the Agreement, the Company will pay the Executive’s full salary through the date of termination together with all compensation and benefits payable through the date of termination, and will pay the Executive’s normal post-termination compensation and benefits as such payments become due in accordance with the Company’s retirement, insurance and other compensation or benefit plans or programs.

     Rawson Haverty, Jr., has also entered into an Agreement with the Company on identical terms and conditions described above, except that the severance payments with respect to annual base salary and bonus shall be with respect to one year’s base salary and one year’s annual bonus (or the average of the annual salary and the annual bonus over the pervious three years, whichever is higher) as opposed to twice such amounts, and post-termination insurance benefits shall be provided for 12 months after termination as opposed to 24 months.

     The Company may reduce payments under any Agreement in accordance with provisions of the Agreement in order to insure that the total payments to an Executive will be deductible pursuant to Section 280G of the Internal Revenue Code of 1986, as amended. The term of each Agreement is for a period of one year commencing on January 1 and will renew automatically each January 1 thereafter for a period of one year unless earlier terminated under the Agreement or in the event a Change of Control occurs prior to such January 1. If a Change in Control occurs during the term of the Agreement, the Agreement will continue in effect for a period of not less than 36 months beyond the month in which the Change in Control occurred.

Compensation of Directors

     Annual retainer fees to directors are paid semi-annually each year on May 1 and November 1. Fees for employee directors total $3,000 and fees for non-employee directors were increased to $30,000 from $15,000 in November 2001. Pursuant to the Directors’ Compensation Plan adopted by the Board of Directors and approved by stockholders in 1996, the semi-annual portion of the annual retainer fee to be paid on May 1 each year shall be paid in shares of the Company’s $1 par value Common Stock equal to the fair market value of such stock at the close of the market on that day. At the election of the director, the remaining portion of the annual retainer fee may be paid in shares of Common Stock. In addition to the annual retainer, each non- employee director receives a fee of $1,250 (increased from $600 in November) for attendance at each Board meeting and each meeting of a Board committee on which such director serves.

     The Company maintains a Directors’ Deferred Compensation Plan that permits all directors who choose participation in the Plan to defer to a future date receipt of payment of retainer fees and/or meeting fees (meeting fees being applicable only to non-employee directors) which would otherwise be paid in cash or in shares of Common Stock for their services as directors and members of committees of the Board of Directors. Under the Plan, such deferred fees (to be accrued in a director’s account in the form of an equivalent number of shares of Common Stock and/or cash), plus accrued interest (at a rate determined annually by the Executive Committee in accordance with the Plan), shall be distributed in the future to a director in one lump sum or in no more than ten equal annual installments on the date or dates that had been pre-determined and elected by such director upon his initial election to participate in the Plan, or in accordance with the terms of the Plan. Six directors will participate in the Plan in 2002.

     Pursuant to an automatic grant provision under the Company’s 1998 Stock Option Plan, the Plan authorizes that each non-employee director of the Company be granted, on a pre-determined date annually, an option to purchase 6,000 shares of Common Stock at an exercise price equal to 100% of the market price of such stock on the date of grant. On October 31, 2001, options were granted to the five non-employee directors of the Company at that date covering an aggregate of 30,000 shares of Common Stock at an exercise price per share of $12.50. Such options were granted to John T. Glover, L. Phillip Humann, Mylle B. Mangum, Frank S. McGaughey, III, and Robert R. Woodson.

Additional Information With Respect to Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     The Compensation Committee of the Board of Directors performs the function of determining executive officer compensation. During the fiscal year ended December 31, 2001, the Compensation Committee was comprised of three members: Frank S. McGaughey, III, L. Phillip Humann, and Mylle B. Mangum.

     L.Phillip Humann, a director of the Company and a member of the Compensation Committee of the Board of Directors, is Chairman of the Board of Directors, President, and Chief Executive Officer of SunTrust Banks, Inc. SunTrust Banks, Inc. and its subsidiaries (“SunTrust”) provide commercial banking, trust and transfer agent services to the Company on terms comparable to other customers similarly situated. During 2001, SunTrust made a $25 million 364-day secured loan to the Company for which upfront fees of $75,000 were paid. As of December 31, 2001, the Company’s indebtedness to SunTrust Banks, Inc. totaled $64.6 million. During March 2002, the Company’s unsecured committed revolving credit agreement was replaced. The new agreement includes SunTrust and five other commercial banks under which the Company can borrow up to $80 million for general corporate purposes over a three and a half-year period and $45 million over a 364-day period. Rates of interest under this credit agreement are competitive. SunTrust earned arrangement fees totaling $150,000 with respect to this transaction. SunTrust also provided services to the Company during March 2002 in connection with the structuring of a $20 million operating lease facility for which the Company paid fees to SunTrust totaling $250,000. The Company had no similar transactions requiring disclosure during 1999 and 2000. In the opinion of Management, the terms of such banking, credit, and capital markets’ transactions are fair and reasonable and as favorable to the Company as those which could be obtained from unrelated third parties at the time of their execution.

Certain Relationships and Related Transactions

     See “Additional Information with Respect to Compensation Committee Interlocks and Insider Participation in Compensation Decisions” above, which describes certain business relationships between the Company and certain of its directors.

     Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement in, whole or in part, the following Report of the Compensation Committee on Executive Compensation and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors determines salary and bonus arrangements for all executive officers of the Company, including the Chief Executive Officer. The Compensation Committee is composed of Frank S. McGaughey, III, L. Phillip Humann, and Mylle B. Mangum.

     The Compensation Committee (the “Committee”) reviews and approves the proposed compensation of the Company’s Chief Executive Officer and all other corporate officers and considers management succession and related matters. In addition, the Committee reviews all awards made to executives under the Company’s stock plans and its other incentive compensation plans.

     Under the supervision of the Committee, the Company has developed and implemented compensation policies, plans and programs that seek to enhance the profitability of the Company, and thus stockholder value, by aligning closely the financial interests of the Company’s executives with those of its stockholders. The objectives of the Company’s compensation program are to:

•	Support the achievement of the Company’s strategic operating objectives;

•	Provide compensation that will attract and retain superior talent and reward the executives based upon Company and individual performance;

•	Align the executives’ financial interests with the success of the Company by placing a substantial portion of pay at risk (i.e., payout that is dependent upon Company and individual performance); and

•	Provide a strategic balance among short, medium and long-term compensation such that it encourages a balanced perspective on the part of the executive between short-term profit goals and long-term value creation.

     The Company’s executive compensation program consists of base salary, annual cash incentive compensation in the form of performance bonuses, long-term incentive compensation in the form of stock options, supplemental executive benefits and various other benefits, including life and medical insurance plans.

     Base Salaries: It is the Committee’s objective to maintain base salaries that are reflective of the financial performance of the Company and the individual executive’s experience, responsibility level and performance, and that are competitive with the salary levels offered to executives sought out by other companies engaged in the same or similar lines of business with revenues in a range comparable to those of the Company and companies of similar size and complexity of operations. The Committee intends to monitor the salaries of all corporate officers annually and to make any adjustments it deems necessary and appropriate.

     Bonuses: For fiscal 2001, the annual bonuses available to the Company’s market area and regional managers and corporate executive officers were based upon quantitative measures of the Company’s financial performance as measured by profits before bonuses, LIFO provision and income taxes (“corporate profits”). Market area and regional manager bonuses are based on a pre-set formula related to annual profits produced in such area or region. Bonus amounts for executive officers, department heads and other key persons are based on the profits of the Company and assessment of individual contribution. These bonuses are determined subjectively by the Compensation Committee.

     Total bonuses earned for fiscal year 2001 by 88 individuals amounted to $4,381,000, a decrease of $599,000, or 12.0%, as compared to the 2000 bonuses. Of this amount 25.3% was earned by the five officers holding the five most highly compensated positions during fiscal year 2001.

     In 1999, corporate profits increased 56.3% from the prior year, and net income of the Company increased 62.8%, as compared to an overall increase in bonuses of 38.8%. In 2000, corporate profits increased 7.3% from the prior year, and net income of the Company increased 1.6%, as compared to an overall increase in bonuses of 9.8%. Diluted earnings per share for 2000 before the cumulative effect of a change in accounting principle increased 10.1%. In 2001, corporate profits decreased 17.5% from the prior year and income before the cumulative effect of a change in accounting principle of the Company decreased 18.5% as compared to an overall decrease in bonuses of 12.0%. Diluted earnings per share decreased 19.1% to $1.06.

     Equity Incentives: The Company’s 1998 Stock Option Plan currently is the basis for the Company’s long-term incentive plan for executives and key employees. The purpose of the 1998 Stock Option Plan is to promote the interests of the Company and its shareholders by providing officers and other employees (including directors who are employees) of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company.

     During fiscal year 2001, option awards were made to approximately 186 of the Company’s employees covering an aggregate of 734,000 shares of Common Stock including the named executive officers. All options were granted with an exercise price equal to the market value of the Company’s Common Stock at the date of grant and have a term of ten years. The options become exercisable beginning up to one year from the date of grant with annual vesting schedules based on the number of shares per individual grant. Grants of under 2,000 shares vest after one year; grants of 2,000 up to 5,000 shares vest ratably over two years; grants of 5,000 up to 10,000 shares vest 30%, 30% and 40% over three years; and grants of 10,000 or more shares vest ratably over four years. Additionally, vesting is accelerated for optionees reaching age 65, such that any remaining options are fully vested.

     Chief Executive Officer: In setting the Chief Executive Officer’s compensation, the Committee considers salary, bonus and stock options as discussed above. The principal burden of corporate management decisions is carried by a Management Committee that is appointed by the Chief Executive Officer and which is currently comprised of the Named Executive Officers and four other officers; however, the Chief Executive Officer bears final responsibility for such management decisions.

     Traditionally, the compensation of the Chief Executive Officer and other executive officers has increased or decreased in relation to the profitability of the Company, as well as its market position and in light of competitive compensation levels. Based upon a review of available information on public companies as discussed above, the Executive Committee believes that the compensation of the Chief Executive Officer of the Company is comparable to the compensation of chief executive officers of other such companies.

     Section 162(m): To the extent readily determinable and as one of the factors in its consideration of the various components of executive compensation, the committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options and exercises under the mutual fund option plan) depend upon the timing of an executive’s vesting or exercise of previously granted rights.

     Further, interpretations of and changes in the tax laws and other factors beyond the Committee’s control also affect the deductibility of compensation. For these and other reasons, the Committee will not necessarily and in all circumstances be able to limit executive compensation to that amount deductible under Section 162(m) of the Internal Revenue Code. The Committee will consider various alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

Compensation Committee, Board of Directors

Frank S. McGaughey, III	L. Phillip Humann	Mylle B. Mangum

STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company’s Common Stock and Class A Common Stock against the cumulative total return of the NYSE/AMEX/Nasdaq Home Furnishings & Equipment Stores Index and the S&P Smallcap 600 Index for the period of five years commencing December 31, 1996, and ending December 31, 2001.

     The graph below assumes that the value of the investment in the Company’s Common Stock or Class A Common Stock and each index was $100 on December 31, 1996, and that all dividends were reinvested.

COMPARISON OF FIVE YEAR TOTAL RETURN AMONG
HAVERTY FURNITURE COMPANIES, INC.
NYSE/AMEX/NASDAQ HOME FURNISHINGS & EQUIPMENT STORES AND
THE S&P SMALLCAP 600 INDICES

Haverty Furniture Companies, Inc.

NYSE/AMEX/NASDAQ Home Furnishings & Equipment Stores and S&P Smallcap 600 Indices

$100 Value	1996	1997	1998	1999	2000	2001

Haverty Furniture Cos., Inc. — Common Stock	$100.00	$121.71	$192.48	$234.65	$186.93	$318.11
Haverty Furniture Cos., Inc. — Class A Common	$100.00	$117.00	$172.62	$236.23	$178.45	$309.43
NYSE/AMEX/NASDAQ Home Furnishings & Equipment Stores	$100.00	$188.10	$238.96	$336.61	$269.23	$332.53
S&P Smallcap 600	$100.00	$125.58	$123.95	$139.32	$155.76	$165.94

$100 Value	1996	1997	1998	1999	2000	2001

Haverty Furniture Cos., Inc. — Common Stock	N/A	22%	58%	22%	-20%	70%
Haverty Furniture Cos., Inc. — Class A Common	N/A	17%	48%	37%	-24%	73%
NYSE/AMEX/NASDAQ Home Furnishings & Equipment Stores	N/A	88%	27%	41%	-20%	24%
S&P Smallcap 600	N/A	26%	-1%	12%	12%	7%

     The Company is also presenting a ten-year performance graph in this proxy statement as an alternative benchmark to give a longer-term perspective.

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company’s Common Stock and Class A Common Stock against the cumulative total return of the NYSE/AMEX/Nasdaq Home Furnishings & Equipment Stores Index and the S&P 600 Smallcap Index for the period of ten years commencing December 31, 1991, and ending December 31, 2001.

     The graph below assumes that the value of the investment in the Company’s Common Stock or Class A Common Stock and each index was $100 on December 31, 1991, and that all dividends were reinvested.

COMPARISON OF TEN YEAR TOTAL RETURN AMONG
HAVERTY FURNITURE COMPANIES, INC.
NYSE/AMEX/NASDAQ HOME FURNISHINGS & EQUIPMENT STORES AND
THE S&P SMALLCAP 600 INDICES.

Haverty Furniture Companies, Inc.
NYSE/AMEX/NASDAQ Home Furnishings & Equipment Stores and S&P Smallcap 600 Indices

$100 Value	1991	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001

Haverty Furniture Cos., Inc. — Common Stock	$100.00	$168.14	$255.05	$178.37	$215.72	$181.21	$220.55	$348.79	$425.20	$338.74	$576.44
Haverty Furniture Cos., Inc. — Class A Common	$100.00	$157.58	$261.14	$175.85	$228.73	$184.13	$215.43	$317.85	$434.97	$328.58	$569.76
NYSE/AMEX/NASDAQ Home Furnishings & Equipment Stores	$100.00	$123.91	$192.64	$186.33	$142.62	$178.12	$335.04	$425.63	$599.55	$479.54	$592.30
S&P Smallcap 600	$100.00	$121.04	$143.78	$136.92	$177.94	$215.88	$271.11	$267.57	$300.76	$336.25	$358.24

$100 Value	1991	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001

Haverty Furniture Cos., Inc. — Common Stock	N/A	68%	52%	-30%	21%	-16%	22%	58%	22%	-20%	70%
Haverty Furniture Cos., Inc. — Class A Common	N/A	58%	66%	-33%	30%	-19%	17%	48%	37%	-24%	73%
NYSE/AMEX/NASDAQ Home Furnishings & Equipment Stores	N/A	24%	55%	-3%	-23%	25%	88%	27%	41%	-20%	24%
S&P Smallcap 600	N/A	21%	19%	-5%	30%	21%	26%	-1%	12%	12%	7%

INDEPENDENT AUDITORS

     Ernst & Young LLP were the independent auditors for the Company during the year ended December 31, 2001. Although the Board of Directors has not yet selected independent auditors for the Company for the fiscal year ended December 31, 2002, it is expected that Ernst & Young LLP will be chosen. No representative of Ernst & Young LLP will be present at the Annual Meeting.

     Audit Fees. The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2001 and the review of the financial statements included in the Company’s Form 10-K for that year were $181,500.

     Financial Information Systems Design and Implementation Fees. During 2001 Ernst & Young LLP did not perform any services with regard to financial information systems design and implementation.

     All Other Fees. The aggregate fees billed for non-audit services provided by Ernst & Young LLP were $110,500 during 2001, primarily consisting of tax compliance fees.

     The Audit Committee of the Board of Directors has considered whether providing these non-audit services is compatible with maintaining Ernst & Young LLP’s independence.

HOUSEHOLDING INFORMATION

     Some banks, brokers and other nominees are participating in the practice of “householding” proxy statements and annual reports. This means that beneficial holders of the Company’s common stock who share the same address or household may not receive separate copies of this Proxy Statement and our 2001 Annual Report. We will promptly deliver an additional copy of either document to you if you write us at the following address: 780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342 — Attention: Investor Relations.

AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

     The Company’s Annual Report to Stockholders for the year ended December 31, 2001, which includes certain financial information about the Company, is being mailed together with this Proxy Statement to Stockholders. Additional copies of such Annual Report, along with copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission (exclusive of documents incorporated by reference), are available without charge to stockholders upon written request to Investor Relations, Haverty Furniture Companies, Inc., 780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342. These documents and other information may also be accessed from the Company’s website — www.havertys.com.

PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders intended to be presented at the 2003 Annual Meeting of Stockholders of the Company must be received by the Secretary of the Company, 780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342, no later than November 21, 2002, for inclusion in the Company’s Proxy Statement for the 2003 Annual Meeting.

     In connection with the Company’s Annual Meeting of Shareholders to be held in 2003, if the Company does not receive notice of a matter or proposal to be considered by February 5, 2003, then the persons appointed by the Board of Directors to act as the proxies for such Annual Meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal at the Annual Meeting, if such matter or proposal is raised at the Annual Meeting.

OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors is not informed of any matters, other than those stated above, that may be brought before the meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.

By Order of the Board of Directors

Jenny Hill Parker Vice President, Secretary and Treasurer

March 29, 2002
Atlanta, Georgia

APPENDIX A

AUDIT COMMITTEE CHARTER

Organization

     This charter governs the operations of the Audit Committee. The Committee shall review and reassess the charter at least annually and submit it to the Board of Directors for approval and adoption. The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Company. A member of the Committee shall be considered independent if the Board of Directors determines in its business judgment that such member has no relationship that may interfere with the exercise of independence from management and the Company. All Committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

     The Audit Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility relating to the Company’s financial statements and financial reporting process, the Company’s systems of internal accounting and financial controls, the Company’s internal audit function, the annual independent audit of the Company’s financial statements, and the Company’s legal compliance and ethics programs as established by management and the Board. In so doing, the Committee shall maintain free and open communication with the Company’s independent auditors, the Company’s internal auditors, and management of the Company. In discharging its oversight role, the Committee is empowered to investigate, if it deems such action appropriate, any matter brought to its attention, and shall have full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

     The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee, together with the Board, will take the appropriate actions to reinforce the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

     The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement or modify them as appropriate.

•	The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company’s shareholders. The Committee shall have the authority and responsibility to evaluate and, where appropriate, recommend to the Board the replacement of the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and any matters which the Committee believes are included in the written disclosures required by the Independence Standards Board and such other matters as the Committee deems appropriate. Annually, the Committee shall review and recommend to the Board the selection of the Company’s independent auditors, subject to shareholders’ approval.

•	The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the Company’s accounting and financial controls, including the Company’s systems of monitoring and managing business risk, and the Company’s legal and ethical compliance programs. Further, the Committee shall meet separately with the internal auditors and with the independent auditors, with and without management present, to discuss the results of their respective examinations.

•	At least one member of the Committee shall review the interim financial statements with management and the independent auditors in connection with the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss with the independent auditors the results of the quarterly review and any other matters communicated to the Committee by the independent auditors. The chair, or other member designated by the chair, of the Committee may represent the Committee for the purposes of this quarterly review.

•	The Committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including the judgment of management and the independent auditors, about the quality and not just acceptability, of the Company’s accounting principles, the reasonableness of significant judgments and estimates by management, and the clarity of the disclosures in the Company’s financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters communicated to the Committee by the independent auditors under generally accepted auditing standards and such other matters as the Committee may deem appropriate.

A - 2

HAVERTY FURNITURE COMPANIES, INC.

PROXY — SOLICITED BY BOARD OF DIRECTORS

2002 ANNUAL MEETING OF STOCKHOLDERS

    The undersigned stockholder(s) in HAVERTY FURNITURE COMPANIES, INC., hereby appoints and constitutes JENNY H. PARKER and DENNIS L. FINK, or either of them, to act as lawful attorney and proxy of the undersigned, with the power of substitution for and in the name, place and stead of the undersigned, to vote at the annual meeting of stockholders of the Company to be held on May 7, 2002, at the Harbor Court Hotel, 550 Light Street, Baltimore, Maryland 21202, at 10:00 A.M., or any adjournment thereof, for the following purposes and upon any other matters that may come before the meeting or any adjournment thereof, with all the powers the undersigned would possess if personally present, hereby revoking all previous proxies:

    PROPOSAL 1 TO BE VOTED ON ONLY BY HOLDERS OF CLASS A COMMON STOCK

1.	To elect nine directors of the Company for terms of one year, and until their successors are elected and qualified:

☐	FOR all nominees listed (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed

Rawson Haverty, Sr.	John E. Slater, Jr.	Fred J. Bates	Frank S. McGaughey, III	M. Tony Wilkerson
Clarence H. Ridley	Clarence H. Smith	Rawson Haverty, Jr.	Vicki R. Palmer

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

    PROPOSAL 2 TO BE VOTED ON ONLY BY HOLDERS OF COMMON STOCK

2.	To elect four directors of the Company for terms of one year, and until their successors are elected and qualified:

☐	FOR all nominees listed (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed
L. Phillip Humann John T. Glover Mylle B. Mangum Fred L. Schuermann

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

(Continued on reverse side)

(Continued from other side)

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting or any adjournment thereof

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE ABOVE PROPOSALS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2.

Signature

Signature

Date

Please date and sign exactly as name(s) appears on reverse side. When signing as an attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. For joint accounts, each joint owner should sign.